EXHIBIT A

          Executive Officers of Travelers Limited Real Estate Mezzanine
                               Investments I, LLC

Set forth below are the names, titles, business addresses, principal occupations and citizenship of the Executive Officers of Limited REMI I.

Name, Title and Citizenship            Principal Occupation and Business Address
---------------------------            -----------------------------------------

David Colangelo                        Vice President
Executive Officer                      Citigroup Investments Inc.
United States                          One Tower Square - 9PB
                                       Hartford, Connecticut  06183-2030

Dene Dobensky                          Second Vice President
Executive Officer                      The Travelers Indemnity Company
United States                          One Tower Square - 5PB
                                       Hartford, Connecticut  06183-2030

Lynn M. Latham                         First Vice President and Chief
Executive Officer                      Administrative Officer
United States                          Citigroup Investments Inc.
                                       One Tower Square  9PB
                                       Hartford, Connecticut 06183-2030

Susan W. Lewis                         Executive Vice President
Executive Officer                      Citigroup Investments Inc.
United States                          One Tower Square - 9PB
                                       Hartford, Connecticut  06183-2030

Duane Nelson                           General Counsel - Real Estate Investments
Executive Officer                      Citigroup Investments Inc.
United States                          One Tower Square - 9PB
                                       Hartford, Connecticut 06183-2030

Joseph E. Rueli, Jr.                   Executive Vice President
Executive Officer                      Citigroup Investments Inc.
United States                          One Tower Square - 9PB
                                       Hartford, Connecticut 06183-2030

Robert Scoville                        First Vice President
Executive Officer                      Citigroup Investments Inc.
United States                          One Tower Square - 9PB
                                       Hartford, Connecticut 06183-2030

Mark Tutun                             Vice President
Executive Officer                      Citigroup Investments Inc.
United States                          One Tower Square - 9PB
                                       Hartford, Connecticut 06183-2030

Almond Nickerson                       Vice President
Executive Officer                      Citigroup Investments Inc.
United States                          599 Lexington Avenue
                                       New York, New York

Michael Watson                         Senior Vice President
Executive Officer                      Citigroup Investments Inc.
United States                          599 Lexington Avenue
                                       New York, New York